UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2011

Tyson Foods, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State of incorporation or other jurisdiction)

001-14704
(Commission File Number)

71-0225165
(IRS Employer Identification No.)

2200 Don Tyson Parkway, Springdale, AR 72762-6999
(479) 290-4000
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 6, 2011, Mr. Don Tyson, a current director of Tyson Foods, Inc. (the “Company”), died.  At the time of his death, Mr. Don Tyson was the managing general partner of the Tyson Limited Partnership, a Delaware limited partnership (“Tyson Limited Partnership”), which owns of record 70,000,000 shares of Class B Common Stock of the Company and 3,000,000 shares of Class A Common Stock of the Company.  At this time, a new managing general partner of the Tyson Limited Partnership has not been selected.  Under the terms of the Agreement of Limited Partnership of the Tyson Limited Partnership, a new managing general partner may be elected by a majority of the percentage interests of the general partners.  Until a new managing general partner is selected, the management rights of the managing general partner may be exercised by a majority of the percentage interests of the general partners.  Presently, the general partners of the Tyson Limited Partnership, which collectively hold, in the aggregate, a 1.257% interest in the Tyson Limited Partnership, are the Tyson Partnership Interest Trust (which has 44.44% of the general partner percentage interests and whose trustees are now Mr. Harry C. Erwin, III, Mr. Thomas B. Schueck and Mr. Leland E. Tollett), Mr. John Tyson, a director of the Company (who has 33.33% of the general partner percentage interests), Ms. Barbara Tyson, a director of the Company (who has 11.115%  general partner percentage interests), and Mr. Erwin (who has 11.115% of the general partner percentage interests). The Tyson Partnership Interest Trust terminates on December 31, 2016.  Upon termination, the general partnership interests held by the Tyson Partnership Interest Trust will transfer to the Donald J. Tyson Revocable Trust of which Mr. John Tyson, Mr. Thomas B. Schueck and Mr. Harry C. Erwin, III are the trustees.  The managing general partner, or if there is none, a majority of the percentage interests of the general partners, will have the exclusive right, subject to certain restrictions, to do all things on behalf of the Tyson Limited Partnership necessary to manage, conduct, control and operate the Tyson Limited Partnership’s business, including the right to vote all shares or other securities held by the Tyson Limited Partnership, as well as the right to mortgage, pledge or grant security interests in any assets of the Tyson Limited Partnership. The Tyson 2009 Family Trust continues to hold a 53.4881% interest as a limited partner in the Tyson Limited Partnership and the Randal W. Tyson Testamentary Trust continues to hold a 45.2549% interest as a limited partner in the Tyson Limited Partnership.  The Tyson Limited Partnership terminates December 31, 2040.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

By:	/s/ R. Read Hudson

Name:	R. Read Hudson
Title:	Vice President, Associate General
Counsel and Secretary

Date:            January 6, 2011